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                                                                    EXHIBIT 23.2


INDEPENDENT AUDITOR'S CONSENT

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 27, 1997, appearing on page 3 of the Employees' Stock Purchase Plan of Logicon, Inc.'s Annual Report on Form
11-K for the year ended December 31, 1998.

PricewaterhouseCoopers LLP
Costa Mesa, California
March 30, 1999